Phillips Edison & Company Reports
First Quarter 2025 Results and
Affirms Full Year Earnings Guidance

CINCINNATI - April 24, 2025 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended March 31, 2025 and affirmed full year 2025 earnings guidance. For the three months ended March 31, 2025, net income attributable to stockholders was $26.3 million, or $0.21 per diluted share.

Highlights for the First Quarter and Subsequent
•Reported Nareit FFO of $89.0 million, or $0.64 per diluted share
•Reported Core FFO of $90.8 million, or $0.65 per diluted share
•The midpoint of full year 2025 Nareit FFO guidance represents 5.7% year-over-year growth
•The midpoint of full year 2025 Core FFO guidance represents 5.1% year-over-year growth
•Increased same-center NOI year-over-year by 3.9%
•The midpoint of full year 2025 same-center NOI guidance represents 3.25% year-over-year growth
•Reported strong leased portfolio occupancy of 97.1% and same-center leased portfolio occupancy of 97.2%
•Reported strong leased inline occupancy of 94.6% and same-center leased inline occupancy of 94.7%
•Executed portfolio comparable new leases at a rent spread of 28.1% and inline comparable new leases at a rent spread of 27.5% during the quarter
•Executed portfolio comparable renewal leases at a rent spread of 20.8% and inline comparable renewal leases at a record-high rent spread of 21.7% during the quarter
•Acquired six shopping centers for a total of $146.4 million at PECO’s total prorated share, and sold one shopping center for a total of $24.9 million
•Subsequent to quarter end, acquired one shopping center for a total of $27.8 million
•Full year 2025 gross acquisitions guidance reflects a range of $350 million to $450 million
•As previously announced, extended revolving credit facility maturity to January 9, 2029 and upsized to $1.0 billion

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “We are pleased to report another solid quarter of results, driven by strong retailer demand and significant value creation across our grocery-anchored shopping center portfolio. Same-center NOI increased by 3.9%, reflecting the stability and strength of our high-quality cash flows and our unique competitive advantages. Our centers are anchored by the #1 or #2 grocer by sales in the market, and 71% of our rents are from necessity-based goods and services. These advantages, combined with continued strong retailer demand, provide earnings stability and strong internal and external growth opportunities. PECO’s focused strategy and disciplined approach position us well for sustained growth in an ever-changing macroeconomic environment."

Financial Results
Net Income
First quarter 2025 net income attributable to stockholders totaled $26.3 million, or $0.21 per diluted share, compared to net income of $17.7 million, or $0.14 per diluted share, during the first quarter of 2024.

Nareit FFO
First quarter 2025 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 11.2% to $89.0 million, or $0.64 per diluted share, compared to $80.1 million, or $0.59 per diluted share, during the first quarter of 2024. First quarter 2025 Nareit FFO included a one-time lease termination fee that contributed approximately $0.01 per diluted share.

Core FFO
First quarter 2025 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 11.2% to $90.8 million, or $0.65 per diluted share, compared to $81.7 million, or $0.60 per diluted share, during the first quarter of 2024. First quarter 2025 Core FFO included a one-time lease termination fee that contributed approximately $0.01 per diluted share.

Same-Center NOI
First quarter 2025 same-center net operating income (“NOI”) increased 3.9% to $115.1 million, compared to $110.7 million during the first quarter of 2024.

Portfolio Overview
Portfolio Statistics
As of March 31, 2025, PECO’s wholly-owned portfolio consisted of 298 properties, totaling approximately 33.5 million square feet, located in 31 states. This compared to 284 properties, totaling approximately 32.4 million square feet, located in 31 states as of March 31, 2024.
Leased portfolio occupancy was 97.1% as of March 31, 2025, compared to 97.2% as of March 31, 2024. Same-center leased portfolio occupancy was 97.2% as of March 31, 2025 and 2024.
Leased anchor occupancy was 98.4% as of March 31, 2025 and 2024. Same-center leased anchor occupancy was 98.6% as of March 31, 2025, compared to 98.4% as of March 31, 2024.
Leased inline occupancy was 94.6% as of March 31, 2025, compared to 94.8% as of March 31, 2024. Same-center leased inline occupancy was at 94.7% as of March 31, 2025, compared to 94.8% as of March 31, 2024.

Leasing Activity
During the first quarter of 2025, 234 leases were executed totaling approximately 1.5 million square feet. This compared to 245 leases executed totaling approximately 1.3 million square feet during the first quarter of 2024.
During the first quarter of 2025, comparable rent spreads, which represent the percentage increase of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 28.1% for new leases, 20.8% for renewal leases and 22.3% combined.

Transaction Activity - Wholly-Owned
During the first quarter of 2025, the Company acquired five shopping centers for a total of $138.4 million. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. During the first quarter of 2025, the Company sold one shopping center for $24.9 million, providing a secured note receivable for $17.4 million. The first quarter 2025 acquisitions consisted of:
•Irmo Station, a 99,440 square foot shopping center anchored by Kroger located in a Columbia, South Carolina suburb.
•Market at Cross Creek Ranch, a 59,803 square foot shopping center anchored by H-E-B located in a Houston, Texas suburb.
•Foothill Park Plaza, a 43,618 square foot shopping center anchored by Vons located in a Los Angeles, California suburb.
•Broomfield Marketplace, a 114,800 square foot shopping center anchored by King Soopers located in a Denver, Colorado suburb.
•Westgate North Shopping Center, a 74,818 square foot shopping center anchored by Safeway located in a Tacoma, Washington suburb.
Subsequent to quarter end, the Company acquired one shopping center for a total of $27.8 million. The acquisition completed subsequent to quarter end was:
•Clayton Station, a 67,424 square foot shopping center anchored by Safeway located in a San Francisco, California suburb.

Transaction Activity - Joint Venture
During the first quarter of 2025, the Company acquired Oak Grove Shoppes, a grocery-anchored shopping center located in an Orlando, Florida suburb, through Necessity Retail Venture LLC for PECO’s total prorated share of $8.0 million.

Balance Sheet Highlights
As of March 31, 2025, the Company had approximately $760 million of total liquidity, comprised of $7.9 million of cash, cash equivalents and restricted cash, plus $751.8 million of borrowing capacity available on its $1.0 billion revolving credit facility.
As of March 31, 2025, the Company’s net debt to annualized adjusted EBITDAre was 5.3x. This compared to 5.0x at December 31, 2024. As of March 31, 2025, the Company’s outstanding debt had a weighted-average interest rate of 4.4% and a weighted-average maturity of 5.6 years when including all extension options, and 85.6% of the Company’s total debt was fixed-rate debt.
As previously announced, PECO amended its revolving credit facility to extend its maturity to January 9, 2029 and increased its size to $1.0 billion.

2025 Guidance
PECO updated its 2025 earnings guidance, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2025. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	Q1 2025 YTD	Full Year 2025 Guidance	Previous Full Year 2025 Guidance
Net income per share	$0.21	$0.58 - $0.63	$0.54 - $0.59
Nareit FFO per share	$0.64	$2.47 - $2.54	$2.47 - $2.54
Core FFO per share	$0.65	$2.52 - $2.59	$2.52 - $2.59
Same-Center NOI growth	3.9%	3.00% - 3.50%	3.00% - 3.50%
Portfolio Activity:
Acquisitions, gross(1)	$146,445	$350,000 - $450,000	$350,000 - $450,000
Other:
Interest expense, net	$25,672	$111,000 - $121,000	$111,000 - $121,000
G&A expense	$12,086	$45,000 - $49,000	$45,000 - $49,000
Non-cash revenue items(2)	$4,620	$18,000 - $20,000	$18,000 - $20,000
Adjustments for collectibility	$1,227	$4,000 - $8,000	$4,000 - $8,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2025 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per share	$0.58	$0.63
Depreciation and amortization of real estate assets	1.90	1.92
Gain on sale of real estate assets	(0.04)	(0.04)
Adjustments related to unconsolidated joint ventures	0.03	0.03
Nareit FFO per share	$2.47	$2.54
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.04	0.04
Core FFO per share	$2.52	$2.59

Conference Call Details
PECO will host a conference call and webcast on Friday, April 25, 2025 at 12:00 p.m. Eastern Time to discuss first quarter 2025 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.

First Quarter 2025 Earnings Conference Call Details:
Date: Friday, April 25, 2025
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: First Quarter 2025 Webcast Link

Replay:
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above. The replay will be archived on PECO’s Investor Relations website under Events & Presentations.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2025.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2025, PECO managed 321 shopping centers, including 298 wholly-owned centers comprising 33.5 million square feet across 31 states and 23 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2025 AND DECEMBER 31, 2024
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Investment in real estate:
Land and improvements	$1,904,607	$1,867,227
Building and improvements	4,165,580	4,085,713
In-place lease assets	530,825	523,209
Above-market lease assets	76,814	76,359
Total investment in real estate assets	6,677,826	6,552,508
Accumulated depreciation and amortization	(1,814,416)	(1,771,052)
Net investment in real estate assets	4,863,410	4,781,456
Investment in unconsolidated joint ventures	34,746	31,724
Total investment in real estate assets, net	4,898,156	4,813,180
Cash and cash equivalents	5,458	4,881
Restricted cash	2,395	3,768
Goodwill	29,066	29,066
Other assets, net	226,664	195,328
Total assets	$5,161,739	$5,046,223

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,277,735	$2,109,543
Below-market lease liabilities, net	118,253	116,096
Accounts payable and other liabilities	123,557	163,692
Deferred income	21,619	22,907
Total liabilities	2,541,164	2,412,238
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 125,407 and 125,120 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,254	1,251
Additional paid-in capital	3,652,286	3,646,801
Accumulated other comprehensive income	2,706	4,305
Accumulated deficit	(1,344,819)	(1,332,435)
Total stockholders’ equity	2,311,427	2,319,922
Noncontrolling interests	309,148	314,063
Total equity	2,620,575	2,633,985
Total liabilities and equity	$5,161,739	$5,046,223

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental income	$174,183	$158,068
Fees and management income	2,783	2,565
Other property income	1,345	669
Total revenues	178,311	161,302
Operating Expenses:
Property operating	29,936	26,534
Real estate taxes	21,079	18,854
General and administrative	12,086	11,813
Depreciation and amortization	65,274	60,206
Total operating expenses	128,375	117,407
Other:
Interest expense, net	(25,672)	(23,335)
Gain (loss) on disposal of property, net	5,609	(5)
Other expense, net	(980)	(929)
Net income	28,893	19,626
Net income attributable to noncontrolling interests	(2,584)	(1,956)
Net income attributable to stockholders	$26,309	$17,670
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.21	$0.14

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months ended March 31, 2025 and 2024, Same-Center NOI represents the NOI for the 280 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2023, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) adjustments related to our investments in unconsolidated joint ventures; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) adjustments related to our investments in unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2025	2024	$ Change	% Change
Revenues:
Rental income(1)	$121,343	$117,050	$4,293
Tenant recovery income	38,949	37,592	1,357
Reserves for uncollectibility(2)	(1,148)	(1,838)	690
Other property income	1,016	658	358
Total revenues	160,160	153,462	6,698	4.4%
Operating expenses:
Property operating expenses	25,411	24,078	(1,333)
Real estate taxes	19,655	18,657	(998)
Total operating expenses	45,066	42,735	(2,331)	(5.5)%
Total Same-Center NOI	$115,094	$110,727	$4,367	3.9%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2025	2024
Net income	$28,893	$19,626
Adjusted to exclude:
Fees and management income	(2,783)	(2,565)
Straight-line rental income(1)	(2,675)	(2,365)
Net amortization of above- and below-market leases	(1,944)	(1,419)
Lease buyout income	(1,739)	(246)
General and administrative expenses	12,086	11,813
Depreciation and amortization	65,274	60,206
Interest expense, net	25,672	23,335
(Gain) loss on disposal of property, net	(5,609)	5
Other expense, net	980	929
Property operating expenses related to fees and management income	896	1,026
NOI for real estate investments	119,051	110,345
Less: Non-same-center NOI(2)	(3,957)	382
Total Same-Center NOI	$115,094	$110,727

Period-end Same-Center Leased Occupancy %	97.2%	97.2%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2025	2024
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$28,893	$19,626
Adjustments:
Depreciation and amortization of real estate assets	64,897	59,776
(Gain) loss on disposal of property, net	(5,609)	5
Adjustments related to unconsolidated joint ventures	867	649
Nareit FFO attributable to stockholders and OP unit holders	$89,048	$80,056
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$89,048	$80,056
Adjustments:
Depreciation and amortization of corporate assets	377	430
Transaction and acquisition expenses	1,322	1,174
Loss on extinguishment or modification of debt and other, net	1	—
Adjustments related to unconsolidated joint ventures	25	3
Core FFO attributable to stockholders and OP unit holders	$90,773	$81,663

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	138,640	136,404
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.64	$0.59
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.65	$0.60

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024
Calculation of EBITDAre
Net income	$28,893	$19,626	$69,696
Adjustments:
Depreciation and amortization	65,274	60,206	253,016
Interest expense, net	25,672	23,335	96,990
(Gain) loss on disposal of property, net	(5,609)	5	30
Federal, state, and local tax expense	146	137	1,821
Adjustments related to unconsolidated joint ventures	1,278	928	4,025
EBITDAre	$115,654	$104,237	$425,578
Calculation of Adjusted EBITDAre
EBITDAre	$115,654	$104,237	$425,578
Adjustments:
Transaction and acquisition expenses	1,322	1,174	4,993
Adjustments related to unconsolidated joint ventures	25	3	13
Adjusted EBITDAre	$117,001	$105,414	$430,584

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of March 31, 2025 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of March 31, 2025 and December 31, 2024 (in thousands):

	March 31, 2025	December 31, 2024
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,338,012	$2,166,326
Less: Cash and cash equivalents	7,058	5,470
Total net debt	$2,330,954	$2,160,856

Enterprise value:
Net debt	$2,330,954	$2,160,856
Total equity market capitalization(1)(2)	5,049,997	5,175,286
Total enterprise value	$7,380,951	$7,336,142
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 138.4 million and 138.2 million diluted shares as of March 31, 2025 and December 31, 2024, respectively, and the closing market price per share of $36.49 and $37.46 as of March 31, 2025 and December 31, 2024, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of March 31, 2025 and December 31, 2024 (dollars in thousands):

	March 31, 2025	December 31, 2024
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,330,954	$2,160,856
Adjusted EBITDAre - annualized(1)	442,171	430,584
Net debt to Adjusted EBITDAre - annualized	5.3x	5.0x

Net debt to total enterprise value:
Net debt	$2,330,954	$2,160,856
Total enterprise value	7,380,951	7,336,142
Net debt to total enterprise value	31.6%	29.5%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the

Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2024 Annual Report on Form 10-K, filed with the SEC on February 11, 2025, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Senior Manager of Investor Relations
(513) 824-7122
hharper@phillipsedison.com